Exhibit 10.6

THE SECURITIES WHICH ARE REPRESENTED BY THIS INSTRUMENT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITII A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER SUCH STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR LAWS.

MACH ONE CORPORATION

12% Convertible Subordinated Note

Due November 20th, 2008

$250,000

November 20, 2006

Mach One Corporation, a Nevada corporation, having its principal place of business at 3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120 (herein called the "Borrower"), for value received, hereby promises to pay to _________________________ (the "Holder"), having its principal place of business at _____, on the 20th day of November, 2008 the principal amount of Two Hundred and Fifty Thousand dollars ($250,000) and to pay interest on such principal amount as set forth below.

1.

Note.  This Secured Promissory Note (the “Note”) is issued by the Borrower. The Holder is entitled to the benefits of this Note, and may enforce the agreements of the Borrower contained herein and exercise the remedies provided for hereby or otherwise available at law in respect hereto, including with regard to any collateral provided hereunder.

2.

Interest.  The Borrower promises to pay interest (“Interest”) on the principal amount of this Note at the rate of 12% per annum (the “Interest Rate”).  Interest on this Note shall accrue from and including the date of issuance through and until repayment of the principal amount of this Note and payment of all Interest shall be computed on the basis of a 365-day year.  Interest shall be paid and due on the earlier of (a) the maturity date of the Note: or (b) on the date of the Conversion of this Note for any portion of the Note converted.  All payments of interest and principal shall be in lawful money of the United States of America.  All payments shall be applied first to accrued interest and thereafter to principal.  All payments shall be made to the Holder at the address for the Holder set forth above.

(a)

Default Rate of Interest.  Notwithstanding the foregoing provisions, but subject to applicable law, any overdue principal of and overdue Interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 5% per annum, and, upon and during the occurrence of an Event of Default (as hereinafter defined), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds.  Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

(b)

No Usurious Interest.  In the event that any interest rate(s) provided for in this Note (or any other payment hereunder) shall be determined to be unlawful, such interest rate(s) (or other payment) shall be computed at the highest rate (or amount) permitted by applicable law.  Any payment by the Borrower of any amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to Borrower.

3.

Optional Prepayment.  The Borrower, at its option, may prepay all or any portion of the principal amount of this Note then outstanding at any time prior to maturity upon not less than 15 days' written notice to the Holder.  All optional prepayments shall include payment of accrued Interest on the entirety of the Note and any payment made shall be applied first to all costs and expenses payable hereunder, then to payment of default interest, if any, then to payment of the Interest, and thereafter to principal.  However, delivery of a notice of prepayment shall not affect the right of the Holder to convert all or any part of the amount to be prepaid in accordance with the terms of this Note by delivering notice of conversion prior to the date fixed for prepayment, and in that event the notice of prepayment shall be ineffective as to the principal amount to be so converted.

4.

Collateral.  Borrower has agreed to secure its obligations to the Holder pursuant to the Note, by granting the Holder a security interest in all of the Collateral hereinafter referred to.  In this regard, Borrower will provide Holder with a security interest in all collateral itemized in the Security Agreement.

In addition to other Collateral pledged, certain third parties who currently own shares of Mach One stock (the “Pledgors”) have agreed to pledge 7.5 Million shares of Mach One common stock as part of the collateral securing this Note.  Mach One and the Pledgors (who are signatories on this Note below as well as to the provisions set forth in this section of the Note), represent that these shares (i) were acquired by the Pledgors not less than two years prior to the date hereof (ii) were paid for in full at the time they were acquired and (iii) accordingly may be sold by the holder of the Note in the event of default without registration under the Securities Act of 1933 by reason of Rule 144(k) under that Act.

The Pledgors shall deliver certificates evidencing this stock to be pledged, accompanied by stock powers duly executed in blank, to the Collateral Stock Escrow Agent (as defined in the Collateral Stock Escrow Agreement being signed on or about the same date as this Note) (the "Pledged Shares”) within 15 days of the execution of this Note.  In the event that the certificates are not delivered in satisfaction of this obligation, each of the Pledgor(s) agrees to personally and unconditionally guarantee all obligations of this Note and this Note shall be deemed immediately in default.  The Pledgors further agree to be contractually bound to deliver the pledged shares and such rights may be enforced by the Holder directly against the Pledgor(s)

All voting rights of the pledged stock shall remain with the Pledgors unless and until an event of default under this Note or under the Transaction Documents.  The Pledgor represents and warrants that it owns all stock being tendered to the Collateral Escrow Agent and that all such shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  Pledgor assigns, transfers and grants to the Holder, as security for the payment, observance and performance of all of Borrower’s obligations under this Agreement, a security interest in all of Pledgor's right, title and interest in and to the Pledged Shares.  Pledgor further agrees that it will undertake all steps necessary and cooperate with Holder and the Collateral Escrow Agent to undertake and ensure the transferability and marketability of the Pledged Shares, including any legal opinions, or otherwise that may be reasonably requested.

5.

Conversion and Registration Rights.

(a)

Conversion. This Note shall be convertible into shares of Common Stock, par value $0.01 per share, of the Borrower ("Common Stock") at the Conversion Price as defined below, at the option of the Holder in whole or in part, at any time, commencing on the date of this Note.  Any conversion under this Section 5(a) shall be for a minimum principal amount of $25,000.00.  The Holder shall effect conversions by surrendering the Note to be converted to the Escrow Agent identified below, together with a written request for conversion.  A form for conversion is provided as Schedule A hereto.  Each request for conversion shall specify the principal amount to be converted, the applicable conversion price and the date on which such conversion is to be effected (the "Conversion Date").  Each request for conversion, once given, shall be irrevocable.  If the Holder is converting less than all of the principal amount of this Note, the Borrower shall deliver to the Holder a new Note for such principal amount as has not been converted within two (2) Business Days of the Conversion Date.

(b)

Certificates for Shares Issuable Upon Conversion. To ensure the delivery of certificates evidencing the Common Stock issuable upon conversion of the Note, the Borrower is executing and delivering, simultaneously with the execution and delivery of this note, an Escrow Agreement pursuant to which the Borrower is delivering to the Escrow Agent named therein certificates evidencing 40 Million (40,000,000) authorized but unissued shares of the Borrower (the "Mach One Common Stock"). If at any time prior to payment in full of the Note (or conversion of the entire principal amount of the Note) the Market Value of the shares issuable upon conversion of the Note is less than twice the outstanding principal amount of the Note, Borrower shall provide to Escrow Agent, within five days after receipt of notice from the holder of the Note, additional certificates evidencing authorized but unissued shares of Mach One Common Stock sufficient to bring the number of shares for which the Escrow Agent is holding certificates to the number of shares having a market value upon issuance, based upon the intraday trading price of the Mach One Common Stock on the date such notice is delivered by the Holder, equal to twice the outstanding amount of principal of, and interest on, the Note. Borrower’s failure maintain in the possession of Escrow Agent certificates evidencing the number of authorized but unissued shares required by this paragraph shall constitute an event of default hereunder and entitle Holder to all remedies set forth herein, including the immediate possession of the collateral, and all other remedies as may otherwise be prescribed by law.

Upon delivery of share certificates to the holder of the Note in accordance with the Escrow Agreement, the shares evidenced by such certificates shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

Borrower shall take all steps necessary and cooperate with Holder and Escrow Agent to undertake and ensure the transferability and marketability of the shares issuable upon conversion of the Note, including any legal opinions, providing timely registration of such shares or otherwise that may be requested. Not later than two (2) Business Days after the Conversion Date, the Borrower will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of this Note and (ii) a new Note in principal amount equal to the principal amount of this Note not converted; provided, however that the Borrower shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of this Note, until either this Note is delivered for conversion to the Borrower or the Holder notifies the Borrower that such Note has been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Borrower to indemnify the Borrower from any loss incurred by it in connection therewith, and provided further, that if at the time of delivery of the certificate or certificates referred to above there is not an effective registration statement covering resale of the shares being acquired upon conversion of the Note, then such certificate or certificates shall bear an appropriate legend referring to the registration requirements of the Securities Act of 1933.

(c)

Registration Rights of Underlying Common Stock.  Within 90 days of the making of this note, the Borrower shall prepare and file with the Securities and Exchange Commission a registration statement on Form SB-2 or S-1 or such other form as is appropriate in order to register the sale by the holder of the note of not fewer than 2,500,000 Converted Shares.  If at any time while this note is outstanding, the number of Converted Shares which may be sold pursuant to that registration statement shall be less than 500,000, the Borrower shall file an amendment to the registration statement, or a new registration statement (on a short form if available) increasing the number of Converted Shares covered by the amended or new registration statement to not less than the lesser of (i) 2,500,000 shares and (ii) the maximum number of Converted Shares which might be issued in upon conversion of the remaining principal amount of the note based on the conversion price in effect on the day prior to the date of filing of such amendment or new registration statement. In the event that the Borrower fails to file a registration statement within 90 days as set forth above; or fails to thereafter act in good faith to promptly prosecute the registration of the Shares, the Borrower shall deliver to Escrow Agent certificates evidencing an additional 5 Million shares of the Borrower's authorized but unissued Common  Stock.

(d)

Conversion Price.

(i)

The Conversion Price for this Note in effect on any Conversion Date shall be fifty percent (50%) of the Per Share Market Value price as of the close of business on the Conversion Date ("Floating Conversion Price").

(ii)

In case of any reclassification of the Common Stock, any consolidation or merger of the Borrower with or into another person, the sale or transfer of all or substantially all of the assets of the Borrower or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to convert such Note only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert this Note and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Note could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled.  The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this Section 5(e)(ii) upon any conversion following such consolidation, merger, sale, transfer or share exchange.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(iii)

If:

(A)

the Borrower shall declare a dividend (or any other distribution) on its Common Stock; or

(B)

the Borrower shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

(C)

the Borrower shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

(D)

the approval of any stockholders of the Borrower shall be required in connection with any reclassification of the Common Stock of the Borrower (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Borrower is a party, any sale or transfer of all or substantially all of the assets of the Borrower, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(E)

the Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Borrower;

then the Borrower shall cause to be mailed and faxed to the Holder of this Note, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(e)

Additional Assurances. If at any time conditions shall arise by reason of action or inaction taken by the Borrower which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holder, the Borrower shall, at least thirty (30) calendar days prior to the effective date of such action, mail and fax a written notice to the Holder of this Note briefly describing the action contemplated and the material adverse effects of such action on the rights of such Holder and an Appraiser selected by the Holders shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Floating Conversion Price

(including, if necessary, any adjustment as to the securities into which this Note may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holder; provided, however, that the Borrower, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser.  The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be.

(f)

Reservation of Shares.The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5 hereof) upon the conversion of the aggregate principal amount of this Note.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(g)

No Fractional Shares. No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share.  If a fractional share interest arises upon any conversion hereunder, the Borrower shall eliminate such fractional share interest by issuing Holder an additional full share of Common Stock.

(h)

Taxes and Charges. The issuance of certificates for shares of Common Stock on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Borrower shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(i)

Non-circumvention. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 5 by the Borrower. Without limiting the generality of the foregoing, the Borrower

(i)

will not increase the par value of any shares of stock receivable upon the conversion of this Note above the principal amount of such Note then convertible into one share of such stock and

(ii)

will take all such action as may be necessary or appropriate in order that the Borrower may validly and legally issue fully paid and nonassessable shares of capital stock upon the conversion in full of this Note from time to time outstanding.

(j)

Definition in This Section. The term "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on The

Over-The-Counter Bulletin Board (“OTCBB”) or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last bid price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on OTCBB or any stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the NASD at the close of business on such date, or (c) if the Common Stock is not quoted by the NASD, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), in each case as reported by Bloomberg Financial Markets, or if not available, a comparable reporting service chosen by the Borrower reasonably acceptable to the Holder, or (d) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holder; provided, however, that the Borrower, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

6.

Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants to the Holder, after giving effect to the transactions contemplated by this Note, as follows:

(a)

Corporate Existence, Power and Authority; Subsidiaries.  The Borrower is an entity duly organized and in good standing under the laws of its state of formation and is duly qualified as a foreign entity and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Borrower's financial condition, results of operation or business or the rights of the Holder in or to any of the Collateral.  The execution, delivery and performance of this Note, other agreements, documents and/or certificates (collectively, the “Related Documents”) and the transactions contemplated hereunder are all within the Borrower's powers, have been duly authorized and are not in contravention of law or the terms of the Borrower's organizational documents, or any indenture, agreement or undertaking to which the Borrower is a party or by which the Borrower or its property are bound.  This Note and the Related Documents constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

(b)

Compliance with Other Agreements and Applicable Laws.  The Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and the Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

(c)

Survival of Warranties; Cumulative.  All representations and warranties contained in this Note or any of the Related Documents shall survive the execution and delivery of this Note and shall be conclusively presumed to have been relied on by the Holder regardless of any investigation made or information possessed by the Holder.  The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which the Borrower shall now or hereafter give, or cause to be given, to the Holder.

7.

Amendment.  Amendments and modifications of this Note may be made only by way of a writing executed by the Borrower and Holder.

8.

Defaults and Remedies.

(a)

Events of Default.  An “Event of Default” shall occur if:

(iv)

the Pledgor shall fail to timely provide the Collateral Escrow Agent with the certificates evidencing Pledged Shares; or

(v)

the Borrower shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, provided it has been given written notice of default and has failed to cure such default within five business days;  or

(vi)

the Borrower shall default in the payment of any installment of Interest according to its terms, when and as the same shall become due and payable, provided it has been given written notice of default and has failed to cure such default within five business days; or

(vii)

the Borrower shall default in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to this Note or any of the Related Documents, including but not limited to, specifically, any default in the obligation of Borrower to provide stock to the Escrow Agent or to register the shares of stock as required under paragraph 5 hereof, provided it has been given written notice of default and has failed to cure such default within five business days; or

(viii)

any representation, warranty or certification made by or on behalf of the Borrower or any affiliate of the Borrower in this Note or any of the Related Documents shall have been incorrect when made; or

(ix)

any event or condition shall occur that results in (A) the acceleration of the maturity of any indebtedness of the Borrower or any of its affiliates, or (B) a default of any indebtedness of the Borrower or any of its affiliates, which continues beyond any applicable period of cure and which would permit the holder to accelerate (automatically or upon notice and declaration) such indebtedness; or

(x)

an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Borrower or its affiliates, or of a substantial part of its or their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its affiliates, or for a substantial part of any of its or their property or assets, or (c) the winding up or liquidation of the Borrower or any of its affiliates; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

(xi)

the Borrower or any of its affiliates shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in this section, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its affiliates, or for a substantial part of any of its or their property or assets, (d) file an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its or their debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

(xii)

one or more judgments for the payment of money in an aggregate amount in excess of $100,000 (to the extent not covered by insurance) shall be rendered against the Borrower or any of its affiliates and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its affiliates to enforce any such judgment.

(b)

Acceleration.  If an Event of Default occurs hereunder, then the outstanding principal of and all accrued Interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.  The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or expressly waived in writing by Holder if the rescission would not conflict with any judgment or decree.

(c)

Sale of Collateral.  If an Event of Default occurs hereunder, the Holder shall have and may exercise all rights and remedies of a secured party under the Uniform Commercial Code.  If any notification of intended disposition of the Collateral is required by law, such notification, if mailed, shall be deemed properly given if mailed at least five days before such disposition in the manner for giving notices hereunder.  Any proceeds of any disposition of the Collateral may be applied by the Holder to the payment of expenses of the Holder in connection with the exercise of its rights or remedies, including reasonable fees and disbursements of attorneys, and any balance of such proceeds may be applied by the Holder to the payment of the Obligations in accordance with the terms of the Note or in such other order of application as the Holder shall determine.

It is further agreed that Holder may take possession of the Collateral and Borrower acknowledges the Holder's right to possession and sale of the Collateral without resort to judicial process.

(d)

Suits for Enforcement.  Upon the occurrence of any Event of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in any of the Related Documents or in aid of the exercise of any power granted in this Note or any of the Related Documents, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder of this Note.

(e)

Expenses on Default. In the Event of Default, Borrower agrees that it will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default, including reasonable attorneys' fees and expenses incurred in enforcing Holder's rights, including any rights relating to the Collateral.

9.

Remedies Cumulative, etc.  No remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other remedy and each such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. It is agreed that Holder may enforce all of its rights contemporaneously, and that Holder may pursue all remedies contemporaneously, including both (a) remedies for possession and sale of the Collateral and (b) an action for enforcement of the Note.  No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein, and every power and remedy given by this Agreement to the Holder may be exercised from time to time. Receipt by the Holder of any payment required to be made pursuant to the obligations of the Note with knowledge of the breach of any provisions of this Agreement, the Notes or any of the other Related Documents shall not be deemed a waiver of such breach.  In addition to all other remedies provided in this Agreement, the Holder shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions of the Note or any of the other Related Documents or to a decree concerning performance of any of the provisions of the Notes or any of the other Related Documents or to any other remedy legally allowed to the Holder.

10.

Security Interest and Rights Not to Be Affected.   Any portion of the Collateral may be released with the written consent of the Holder without affecting the security interest against the remainder.  The taking of additional security, or the extension or renewal of any obligation under the Note shall at no time release or impair the lien against the Collateral or improve the right of any junior lienholder or any person acquiring an interest in the Collateral; and Holder shall remain a first priority security interest on all of the Collateral not expressly released as permitted hereby, until the obligations of the Note shall be paid in full.  Unless otherwise required by law, Borrower shall not have or assert any right, under any statute or rule of law pertaining to the marshalling of assets or other matter whatever, to defeat, reduce or affect the right of the Holder, under the provisions of this Agreement, to a sale of the Collateral for the collection of the obligations secured hereby (without any prior or different resort for collection), or the right of the Holder, under the provisions of this Agreement, to require the payment of the obligations out of the proceeds of sale of the Collateral or any portion thereof in preference to every other person.

11.

Covenants Bind Successors and Assigns.  All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

12.

Notices.  All notices, requests and demands hereunder shall be in writing and () made to the Holder and the Borrower at their respective addresses set forth above (or below), or to such other address as either party may designate by written notice to the other in accordance with this provision, and () deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, three (3) days after mailing.

13.

GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

14.

Forum Selection and Consent to Jurisdiction.  Any litigation based on or arising out of, under, or in connection with, this Note shall be brought and maintained exclusively in the courts of the State of New York, New York County.  The parties hereby expressly and irrevocably submit to the jurisdiction of the courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably  agree to  be  bound  by  any  final  judgment  rendered  thereby  in connection with such litigation.  The Borrower further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum.  To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Note and the other loan documents.

The Holder and the Borrower hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, the Note, the collateral thereunder, or any other course of conduct relating to this loan transaction.  The Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this Note.

15.

Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

16.

Costs and Expenses.  Borrower agrees to pay all attorneys' fees incurred in connection with the preparation of this Note and related documents and all escrow fees or expenses incurred in connection with the collateral hereunder. The Borrower shall further pay to the Holder on demand all attorneys fees', costs and expenses payable in connection with the administration, collection, liquidation, enforcement and defense of the obligations of the Borrower to the Holder hereunder and under the Related Documents, the Holder's rights in the Collateral, this Note, the Related Documents, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof.

17.

Headings.  The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

18.

Multiple Holders.     If at any time there shall be more than one Holder of this Note, any action required or permitted to be taken by the Holder, including without limitation acceleration of this Note and waiver of any default under this Note, may be taken by those Persons holding a majority in principal amount of this Note outstanding.

19.

Binding Effect.     This Note and the Agreements and all of the covenants, stipulations, promises and agreements of the Borrower herein shall be binding upon the successors and assigns of the Borrower, if any, whether or not so expressed in any provision hereof.

IN WITNESS WHEREOF, Mach One Corporation has caused this Note to be signed in its corporate name by its President and to be dated the day and year above written.

MACH ONE CORPORATION

By:

___________________________

Waymann Cheng, CEO

The undersigned Pledgor confirms its agreement to the provisions of the second, third and fourth paragraphs of Section 4, and Section 8(a)(i), of the within Note.

Thomas Family Trust

By: ________________________________

CONSENTED TO:

[HOLDER]

By:

  _______________

Name:    _______________

Title:       _______________

Address:

Facsimile No: ___________

SCHEDULE

To March One Corporation

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof below designated, into shares of Common Stock of Mach One Corporation (or other securities or property into which it may become convertible) in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and this Note representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

____________

 ___________________________________

Signature

Fill in for registration of shares and Note.

 _____________________________________

(name)

_____________________________________

(address)

Please print name and address (including zip code)

Tax Identification Number	Principal Amount to be Converted:	Conversion Price	Shares to be Issued
_______________	$ _____________	$________	__________